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                                                                     EXHIBIT 15


Goody's Family Clothing, Inc.
Knoxville, Tennessee

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Goody's Family Clothing, Inc. and subsidiaries for the periods ended November 3, 2001 and October 28, 2000 as indicated in our report dated November 19, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended November 3, 2001, is incorporated by reference in Registration Statements Nos. 333-32357, 33-51210, 33-68520, 333-00052 and 333-09595 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
November 20, 2001


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